UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – April 26, 2006

BROADWING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-30989	52-2041343
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer of Incorporation Identification No.)

1122 Capital of Texas Highway

Austin, Texas 78746

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 742-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Agreement.

On April 26, 2006, the Compensation Committee of the Board of Directors of Broadwing Corporation (the “Company”) adopted the Company’s 2006 Bonus Plan (the “Bonus Plan”), which provides for the payment of cash bonuses to employees of the Company and its subsidiaries, including the Company’s named executive officers. A description of the Bonus Plan is attached hereto as Exhibit 10.1 and is incorporated by reference. The Compensation Committee also ratified the bonus payout under the 2005 Bonus Plan pursuant to its stated criteria.

In addition, on April 26, 2006, the Compensation Committee of the Board of Directors approved a one-time grant of 8,000 shares of restricted stock to each of the members of the Board of Directors vesting fully one year from the date of grant as compensation for their service on the Board of Directors and its committees. The restricted stock awards are granted under the Company’s 2000 Long Term Incentive Plan (a form of which was previously filed as Exhibit 10.3 to the Company’s registration statement on Form S-1, File No. 333-36238). The form of the restricted stock agreements to be entered into by the directors has been previously filed as Exhibit 10.2 with our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2005 and is incorporated by reference.

Item 5.02. Departure of Directors or Principal Others; Election of Directors Appointment of Principal Officers.

The Board of Directors appointed Lynn Anderson to serve as Treasurer in addition to his other current offices at the Company. Further information regarding Mr. Anderson and his business experience can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission on March 6, 2006 and such disclosure is incorporated by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Description of Bonus Plans for Executive Officers for Fiscal Year 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROADWING CORPORATION

By:	/s/ Lynn Anderson
Senior Vice President and Chief Financial Officer

Date: April 27, 2006

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